JOHN HANCOCK TAX-FREE BOND TRUST

                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Investor Services Corporation
101 Huntington Avenue
Boston, MA   02199

         Re:  Transfer Agency and Service Agreement

Ladies and Gentlemen:

         Pursuant to Section 7.01 of the Transfer Agency and Service Agreement dated as of May 15, 1995 between John Hancock Tax-Free Bond Trust (the "Trust") and John Hancock Investor Services Corporation (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock High Yield Tax-Free Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency and Service Agreement to the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                                JOHN HANCOCK TAX-FREE BOND TRUST



ATTEST:  /s/ Susan S. Newton                    By:  /s/ Anne C. Hodsdon
         ------------------------                    --------------------------
               Secretary                                    President

Dated:  September 30, 1996


         We are willing to render transfer agency services to John Hancock High Yield Tax-Free Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                                JOHN HANCOCK INVESTOR SERVICES
                                                CORPORATION



ATTEST:  /s/ Susan S. Newton                    By:  /s/ Charles McKenney, Jr.
         ------------------------                    --------------------------
                                                     Title:

Dated:  September 30, 1996

            TRANSFER AGENT FEE SCHEDULE, EFFECTIVE SEPTEMBER 30, 1996



         Effective September 30, 1996, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Investor Services Corporation shall be the following rates plus certain out-of-pocket expenses as described to the Board:

                                                     Annual Rate Per Account
                                                     -----------------------

        Equity Fund                              Class A Shares   Class B Shares
        -----------                              --------------   --------------

       Capital Series                                $19.00           $21.50
        - Special Value
        - Independence Equity
        - Utilities
       Special Equities
       World
        - Pacific Basin
        - Global Rx
        - Global Marketplace
       Freedom Investment Trust
        - Gold and Government
        - Regional Bank
        - John Hancock Disciplined Growth
        - John Hancock Financial Industries
       Freedom Investment Trust II
        - Global
        - International
        - Special Opportunities
        - Growth
       Freedom Investment Trust III
        - Discovery
       John Hancock Investment Trust
        - Growth & Income
       John Hancock Series, Inc.
        - Emerging Growth
        - Global Resources
       John Hancock Sovereign Investors Fund, Inc.
        - Sovereign Investors
        - Sovereign Balanced
       John Hancock Technology Series, Inc.
        -Global Technology Fund

                                                     Annual Rate Per Account
                                                     -----------------------

                                                 Class A Shares   Class B Shares
                                                 --------------   --------------

       John Hancock Series, Inc.                     $20.00           $22.50
        - Money Market
       John Hancock Cash Reserve
       John Hancock Current Interest
        - US Government Cash Reserve

                                                     Annual Rate Per Account
                                                     -----------------------

                                                 Class A Shares   Class B Shares
                                                 --------------   --------------

        John Hancock Tax-Exempt Series, Inc.         $20.00           $22.50
         - Massachusetts Tax-Free Income
         - New York Tax-Free Income
        Freedom Investment Trust
         - Managed Tax-Exempt
        John Hancock Tax-Free Bond Trust
         - Tax-Free Bond Fund
         - High Yield Tax-Free Fund
        John Hancock California Tax-Free Income

                                                     Annual Rate Per Account
                                                     -----------------------

                                                 Class A Shares   Class B Shares
                                                 --------------   --------------

       Limited Term Government                       $20.00           $22.50
       Sovereign Bond
       Strategic Series
        - Strategic Income
        - Sovereign U.S. Government Income
       Freedom Investment Trust II
        - John Hancock World Bond Fund
        - Short-Term Strategic Income
       John Hancock Tax-Free Bond Trust
        - Intermediate Maturity Gov't Fund
        - Government Income Fund
        - High Yield Bond Fund






The following funds are at a % of daily net assets of the Fund. Out-of-pocket expenses are paid by John Hancock Investor Services Corporation.

         Class C Funds
         -------------
        Special Equities                               .10% of daily net assets of  the Fund
        Sovereign Investors



      John Hancock Institutional Series Trust          .5% of daily net assets of the Fund
       - John Hancock Global Bond Fund
       - John Hancock Independence Medium Capitalization Fund
       - John Hancock Independence Growth Fund
       - John Hancock Active Bond Fund
       - John Hancock Independence Diversified Core Equity Fund II
       - John Hancock Independence  Balanced Fund
       - John Hancock Fundamental Value Fund
       - John Hancock Dividend Performers Fund
       - John Hancock Independence Value Fund
       - John Hancock International Equity Fund
       - John Hancock Multi-Sector Growth Fund
       - John Hancock Small Capitalization Equity Fund

These fees are agreed to by the undersigned as of September 30, 1996.


                                                       /s/ Anne C. Hodsdon
                                                  ------------------------------
                                                           Anne C. Hodsdon
                                                       President of each Fund

                                                    /s/ Charles McKenney, Jr.
                                                  ------------------------------
                                                        Charles McKenney, Jr.
                                                  Vice President of John Hancock
                                                  Investor Services Corporation